UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2024, Amcor plc (the “Company”), Amcor Pty Ltd (“Amcor Australia”), Amcor Finance (USA), Inc. (“AFUI”), Amcor UK Finance plc (“Amcor UK”) and Amcor Flexibles North America, Inc. (“AFNA” and, together with Amcor Australia, AFUI and Amcor UK, the “Borrowers”), the lenders party thereto and JPMorgan Chase Bank, N.A. (“JP Morgan”), as administrative agent and foreign administrative agent, entered into an amendment (the “Amendment”) to the Three-Year Syndicated Facility Agreement (the “Three-Year Agreement”), dated as of April 26, 2022, by and among the Company, the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent.

The Amendment extends the maturity date under the Three-Year Agreement by one year from April 26, 2025 to April 25, 2026 (it being understood that April 26, 2026 is not a business day). Additionally, in connection with the Amendment, it is expected that the aggregate committed amount under the Three-Year Agreement will be reduced from $1.875 billion to $1.6525 billion on April 26, 2025, and that the commitments of certain lenders in the aggregate amount of $222.5 million will expire and any advances attributable to their commitments will mature on April 26, 2025.

The foregoing summary of the Amendment does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	First Amendment to Three-Year Syndicated Facility Agreement dated as of April 23, 2024, by and among Amcor plc, Amcor Pty Ltd, Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Flexibles North America, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and foreign administrative agent.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	April 25, 2024	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary